UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2021

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	SWKH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a copy of a press release of SWK Holdings Corporation (the “Company”), dated May 17, 2021, reporting the Company’s financial results for the first quarter of 2021. Such information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 17, 2021, the Board appointed Marcus Pennington as a director. As described below, it is expected that Mr. Pennington will be appointed to the strategic review committee.

Mr. Pennington, age 35, is a Director at Carlson Capital where has worked on the investment team since 2011. At Carlson, Mr. Pennington manages an equity relative value portfolio and serves as a member of the Firm’s risk committee and valuation committee. Prior to Carlson, Mr. Pennington was the Deputy Chief of Staff in the investment division of the Teacher Retirement System of Texas and worked at the U.S. Treasury Department’s Office of Economic Policy. Mr. Pennington received a BBA in Finance and Economics from Texas A&M University, where he graduated Magna Cum Laude.

Item 7.01.	Regulation FD Disclosure.

On May 17, 2021, the Company issued a press release announcing the intention of the Company’s board of directors (the “Board”) to form a strategic review committee to identify, review and explore strategic alternatives with a view to maximizing stockholder value. The Company also announced the withdrawal of the previously-announced proposal submitted by funds affiliated with Carlson Capital, L.P. (“Carlson”) to acquire the Company’s loan and royalty assets.

In addition, as described above, the Board appointed Marcus Pennington, a Director at Carlson, to serve as a member of the Board and a nominee for election at the 2021 annual meeting of stockholders. The strategic review committee will be chaired by Mr. Pennington and will also include existing directors Edward B. Stead and Michael D. Weinberg. The Company has also committed to Carlson that, if requested by Carlson prior to the Company’s 2022 annual meeting of stockholders, the Board will promptly appoint an additional non-executive, independent director to be mutually agreed between the Board and Carlson to serve as a member of the Board.

The Board has not made any decision to enter into any transaction at this time, and there can be no assurance that the exploration of strategic alternatives will result in any transaction being announced or agreed upon. The Company has not set a timetable for the exploration of strategic alternatives, and the Company does not intend to comment on the strategic process any further until the Board and the strategic review committee have approved a specific transaction or as the Company otherwise determines to be appropriate or required by law. A copy of the Company’s press release is attached as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of SWK Holdings Corporation, dated May 17, 2021, Reporting 2021 First Quarter Financial Results

99.2	Press Release of SWK Holdings Corporation, dated May 17, 2021, Announcing Board Changes, Formation of Strategic Review Committee and Update on Previously-Disclosed Non-Binding Proposal

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ Winston L. Black III
Winston Black
Chief Executive Officer

Date: May 17, 2021

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of SWK Holdings Corporation, dated May 17, 2021, Reporting 2021 First Quarter Financial Results

99.2	Press Release of SWK Holdings Corporation, dated May 17, 2021, Announcing Board Changes, Formation of Strategic Review Committee and Update on Previously-Disclosed Non-Binding Proposal